CSFB 03-21

GROUP 8

Pay rules

1.

Pay the NAS priority amount to the 8A4.

2.

Pay to the 8A1, 8A3, 8A5 prorata until retired.

3.

Pay to the 8A6 until retired.

4.

Pay the 8A4 until retired.

IOs:

8A2:

 (25/550 *  (Sum of 8A1, 8A3, 8A5 Balances))

PPC:

6% to 20% over 12 months